*Based on par value of investments as of 5/17/2018. Subject to change without notice. Category Number of Investments 12 Portfolio Size $125.2 Million Range of Investment Balances $3-$31 Million Average First Mortgage Term 3 Years Average Investment Balance $10.4 Million Average Investment Capitalized LTV 58.3% Appendix A: Current Portfolio* Exhibit 99.1

Investments by Region Appendix A: Current Portfolio* Portfolio Size of $125.2 Million *Based on par value of investments as of 5/17/2018. Subject to change without notice.

Appendix A: Current Portfolio* Investments by Loan Type Portfolio Size of $125.2 Million *Based on par value of investments as of 5/17/2018. Subject to change without notice.

Appendix A: Current Portfolio* Investments by Property Type *Based on par value of investments as of 5/17/2018. Subject to change without notice. Portfolio Size of $125.2 Million

Appendix A: Current Portfolio* Investments by Floating vs. Fixed Rate *Based on par value of investments as of 5/17/2018. Subject to change without notice. Portfolio Size of $125.2 Million

*As of 5/17/2018. Subject to change without notice. Investment Portfolio Investment Type Initial Investment Amount Property Type Origination or Purchase Date Initial Maturity Date First Mortgage $5.8M Multifamily 5/2018 6/2021 First Mortgage $31M Industrial 5/2018 5/2021 First Mortgage $5.6M Multifamily 4/2018 4/2021 First Mortgage $16.2M Retail 3/2018 4/2021 First Mortgage $12.4M Office 12/2017 1/2021 First Mortgage $12.6M Office 12/2017 12/2020 Credit Loan $3M Hospitality 3/2018 4/2023 Credit Loan $7.5M Office 9/2017 10/2027 CMBS $5M Hospitality 2/2018 2/2020 CMBS $5M Hospitality 12/2017 12/2019 CMBS $16M Hospitality 9/2017 8/2019 CMBS $5.1M Retail 7/2017 7/2019 Appendix A: Current Portfolio*